Exhibit 5

December 26, 2000


Empyrean Bioscience, Inc.
23800 Commerce Park Road, Ste. A
Cleveland, OH  44122

     Re: Registration Statement on Form S-4 (SEC File No. 333-84147)

Ladies and Gentlemen:

     In connection with the Registration Statement on Form S-4, File No. 333-84147, including amendments and exhibits thereto ("Registration Statement"), for the proposed registration of 43,226,839 shares of common stock (the "Shares") of Empyrean Bioscience, Inc. (the "Company") in connection with the reincorporation merger (the "Merger") of Empyrean Bioscience, Inc., a Wyoming corporation ("Old Empyrean"), with and into the Company, a wholly owned subsidiary of Old Empyrean formed for the purpose of completing the reincorporation of Old Empyrean from Wyoming to Delaware pursuant to the Merger, we are of the opinion that at such time as the registration or qualification provisions of the Securities Act of 1933, as amended, and such "Blue Sky" and state securities laws as may be applicable have been complied with, and the certificates representing the Shares have been duly executed by the Company, countersigned and registered by the transfer agent/registrar, and exchanged for shares for Old Empyrean as contemplated in the Registration Statement and in accordance with the terms of the Merger, the Shares will be legally issued, fully paid, and non-assessable.

     In rendering this opinion, we have reviewed and relied upon such documents and records of the Company and Old Empyrean as we have deemed necessary and have assumed the following:

     1. The genuineness of all signatures and the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies;

     2. The accuracy and  completeness of the Company and Old Empyrean  records;
and

     3. The completion of the Merger of Old Empyrean with and into the Company in accordance with the terms of the plan of merger between those entities and in accordance with the laws of the States of Delaware and Wyoming.
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     The opinions  expressed  herein are limited solely to the laws of the State of Delaware.

     The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name in the prospectus included in the Registration Statement under the caption "Legal Matters" and to the use of our name on the cover page of the Registration Statement and reference to us and our opinion in the exhibit index to the Registration Statement.

                                           Very truly yours,

                                           /s/ BENESCH, FRIEDLANDER,
                                               COPLAN & ARONOFF LLP

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